DERMISONICS, INC.

                           FORM OF BERRA HOLDINGS LTD.

                                 PROMISSORY NOTE


$_____________                                       (Date  of  Promissory Note)

     DERMISONICS, INC., a Nevada corporation (the "Company" or "Maker"), promises to pay to BERRA HOLDINGS LTD., at Chancery Court, Leeward Highway, Providencials, Turks & Caicos, or holder ("Payee"), on or before __________, 2007 ("Maturity"), the sum of ______________ ($____________), with interest on the unpaid principal balance at the rate of eight percent (8.0%) per annum, with principal and interest payable at Maturity.

     A default ("Event of Default") shall occur on this Note upon (i) Maker's failure to make the payment required on this Note; (ii) the filing of a petition in bankruptcy by Maker which is not dismissed within sixty (60) days; or (iii) the appointment of a receiver for Maker; (iv) an assignment for the benefit of creditors. In the case of an Event of Default, the Payee shall have the right to declare the entire principal and accrued but unpaid interest on this Note immediately due and payable.

     Payee shall be entitled to collect a reasonable attorneys' fee from the Maker, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of the payment due on this Note. This Note shall be payable in lawful money of the United States. This Note shall be governed by and construed solely in accordance with the laws of the State of Nevada. If any term, provision, covenant, or condition of this Note is held to be invalid, void, or unenforceable, the rest of the Note shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     This Note shall be payable in full at any time prior to the maturity date with pre-payment penalty.


     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day first hereinabove written at Irvine, California.


MAKER:                    DERMISONICS,  INC.

                                    By:
                                        ------------------------------
                                        Bruce  H.  Haglund,
                                        Chairman